UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 5, 2015

ORION ENERGY SYSTEMS, INC.

(Exact name of registrant as specified in its charter)

Wisconsin	01-33887	39-1847269
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2210 Woodland Drive, Manitowoc, Wisconsin

(Address of principal executive offices, including zip code)

(920) 892-9340

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 5, 2015, Orion Energy Systems, Inc. (the “Company”) announced the appointment of William T. Hull as the Company’s new Chief Financial Officer. In connection with the appointment of Mr. Hull, Scott R. Jensen will continue with the Company and assume the role of the Company’s Controller and Vice President effective October 5, 2015.

Mr. Hull, age 57, previously served as an executive of RTI International Metals, Inc., a formerly NYSE listed producer and global supplier of titanium mill products, and a manufacturer of fabricated titanium and specialty metal components, serving most recently as Senior Vice President and Chief Risk Officer since July 2014 and, prior to that time, serving as Senior Vice President and Chief Financial Officer since April 2007 and as Vice President and Chief Accounting Officer since August 2005. Prior to joining RTI International Metals, Inc. in 2005, Mr. Hull served as Corporate Controller of Stoneridge, Inc., a NYSE listed global designer and manufacturer of highly engineered electrical and electronic components, modules and systems for the commercial vehicle, automotive, agricultural and off-highway vehicle markets, where he was employed since 1986. Mr. Hull is a Certified Public Accountant.

In connection with Mr. Hull’s appointment, the Company entered into an employment agreement with Mr. Hull for an initial term through March 31, 2017 pursuant to which he was provided with the following compensation arrangements: (i) an initial annual base salary of $315,000; (ii) an initial sign-on bonus of $50,000 payable in shares of common stock based on the Company’s closing share price on October 5, 2015 (subject to repayment if his employment is terminated for “cause” or for “good reason” before October 5, 2016); (iii) a grant of 82,906 shares of restricted stock vesting annually pro rata over a three-year period; (iv) a long-term cash sign-on bonus of $78,750 due within 45 days of March 31, 2016, provided that Mr. Hull remains an employee of the Company (subject to repayment if his employment is terminated for “cause” or for “good reason” before the one-year anniversary of the date of payment); (v) an automobile allowance of $1,000 per month; and (vi) the Company’s payment of up to $50,000 in relocation related expenses (subject to repayment if his employment is terminated for “cause” or for “good reason” before October 5, 2016). If Mr. Hull’s employment is terminated without “cause” or for “good reason” prior to the end of the employment period, he will be entitled to a lump sum severance benefit equal the sum of his base salary (which increases to two times his base salary if the termination occurs after a “change of control”) plus the average of the prior three years’ bonuses (excluding any sign-on bonuses); a pro rata bonus for the year of the termination; and COBRA premiums at the active employee rate for the duration of the executive’s COBRA continuation coverage period. To receive these benefits, Mr. Hull must execute a general release of claims. A copy of the employment agreement is attached as Exhibit 10.1 hereto, which is incorporated by reference herein.

Item 7.01.	Regulation FD Disclosure.

On October 5, 2015, the Company issued a press release announcing the appointments described above in Item 5.02. The Company is furnishing a copy of such press release as Exhibit 99.1 hereto, which is incorporated by reference herein.

Item 9.01(d). Financial Statements and Exhibits.

Exhibit 10.1 Executive Employment and Severance Agreement by and between Orion Energy Systems, Inc. and William T. Hull.

Exhibit 99.1 Press Release of Orion Energy Systems, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ORION ENERGY SYSTEMS, INC.

Date: October 5, 2015	By:	/s/ John H. Scribante
John H. Scribante
Chief Executive Officer

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